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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            -----------------------
                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

                            -----------------------
               Date of Report (Date of earliest event reported):
                                 July 13, 1998

                                USX Corporation
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             (Exact name of registrant as specified in its charter)

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
        Delaware             1-5153        25-0996816
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    (State or other       (Commission     (IRS Employer
    jurisdiction of       File Number)   Identification
     incorporation)                           No.)

   600 Grant Street, Pittsburgh, PA        15219-4776
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   (Address of principal executive         (zip code)
               offices)
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                                 (412) 433-1121
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              (Registrant's telephone number, including area code)
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ITEM 5. OTHER EVENTS

    On May 29, 1998, USX Corporation announced that its Marathon Oil Company ("Marathon") subsidiary had entered into an agreement to acquire Tarragon Oil and Gas Limited ("Tarragon"), a Canadian corporation. A special meeting of Tarragon securityholders is scheduled to be held on August 11, 1998, to request securityholder approval of the proposed transaction whereby a Canadian subsidiary of Marathon would acquire all of the issued and outstanding securities of Tarragon. The board of directors of Tarragon has recommended that securityholders vote to approve the transaction. The transaction is also subject to approval by the Ontario Court (General Division), Ontario, Canada.

    On July 13, 1998, Tarragon mailed its Notice of Special Meeting, Notice of Motion and Information Circular ("Tarragon Information Circular") relating to the special meeting of securityholders. Financial information related to the acquisition of Tarragon by Marathon is not required under the materiality requirements of the applicable sections of the Securities Exchange Act of 1934 or the Securities Act of 1933. However, unaudited pro forma financial statements of the USX-Marathon Group, USX Corporation and Tarragon were included as Appendix M in the Tarragon Information Circular. A copy of Appendix M is filed herewith as an exhibit for the benefit of U.S. investors and shareholders of USX Corporation.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

    (c) Exhibits

    99. Unaudited Pro Forma Financial Statements excerpted from the Tarragon Information Circular

                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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
USX CORPORATION

By:        /s/ Kenneth L. Matheny
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           Kenneth L. Matheny
           Vice President and Comptroller

Dated:  July 16, 1998
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